UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2004

BJ SERVICES COMPANY

(Exact name of registrant as specified in the charter)

Delaware	001-10570	63-0084140
(State or other jurisdiction of incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)

5500 Northwest Central Drive
Houston, Texas	77092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 462-4239

Item 9. Regulation FD Disclosure.

BJ Services Company intends to issue a price book increase for its U.S. pressure pumping operations. The increase will average 7% above its current price book in the U.S. and will be effective, May 1, 2004. The degree of customer acceptance of the price book increase will depend on activity levels and competitive pressures.

This Item 9 contains forward-looking statements that anticipate future performance such as the Company’s prospects, expected revenues, and expenses and profits. These forward-looking statements are based on assumptions that may prove to be inaccurate, and they are subject to risks and uncertainties that may cause actual results to differ materially from expected results. These risk factors include, without limitation, general global business and economic conditions, drilling activity and rig count, pricing volatility for oil and gas, reduction in demand for our services and products, risks from operating hazards such as fire, explosion and oil spills, unexpected litigation for which insurance and customer agreements do not provide complete protection, changes in exchange rates and declines in the U.S. dollar, and risks associated with our international operations, including potential instability and hostilities. This list of risk factors is not intended to be comprehensive. More extensive information concerning risk factors may be found in our periodic public filings with the Securities and Exchange Commission.

The information in this Current Report on Form 8-K is being furnished pursuant to Regulation FD and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 as amended, or the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ SERVICES COMPANY

By:	/s/ J.W. Stewart

Name:	J.W. Stewart
Title:	Chairman of the Board

Date: March 29, 2004